UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 31, 2019

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Nabriva Therapeutics plc (the “Company”) held on July 31, 2019, the Company’s shareholders voted on the following proposals:

(1)                                 The Company’s shareholders elected the following nominees to serve as directors until the 2020 Annual General Meeting of Shareholders.

Name	For	Against	Abstain	Broker Non-Votes
Daniel Burgess	33,676,568	114,381	123,320	22,090,266
Theodore Schroeder	33,739,046	111,944	63,279	22,090,266
Colin Broom, M.D.	33,694,565	91,384	128,320	22,090,266
Carrie Bourdow	33,641,071	143,578	129,620	22,090,266
Mark Corrigan, M.D.	33,673,043	118,906	122,320	22,090,266
Charles A. Rowland, Jr.	33,669,160	116,789	128,320	22,090,266
George H. Talbot, M.D.	33,562,181	229,168	122,920	22,090,266
Stephen Webster	33,670,278	111,817	132,174	22,090,266

(2)           The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and authorized, in a binding vote, the Company’s board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.

For	Against	Abstain
54,990,376	635,724	378,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: August 5, 2019	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer